Exhibit 10.19

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”), is made and entered into as of May 1, 2022 (the “Effective Date”), by and among Cerevast Medical, Inc., a Delaware corporation (the “Service Provider”), Longevity Biomedical Inc., a Delaware corporation (the “Company”) and Futuretech Partners, LLC, a Delaware limited Liability Company (the “Company Funder”).

WHEREAS, the Company and Company Funder desire to retain the Service Provider to provide certain management services to the Company upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.       Appointment. The Company with the expressed acknowledgement of the Company Funder hereby engages the Service Provider, and the Service Provider hereby agrees, upon the terms and subject to the conditions set forth herein, to provide, or cause any of its Affiliates to provide, certain services to the Company, as described in Section 3 hereof. For purposes of this Agreement, an “Affiliate” of any specified person is a person or entity who, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

2.       Term. The term of this Agreement (the “Term”) shall be for an initial term expiring six (6) months after the Effective Date; provided, however, that this Agreement and the Company’s engagement of the Service Provider hereunder may be terminated at any time following the Effective Date upon mutual agreement of the Company and the Service Provider. The Term shall renew automatically for additional one-month terms unless the Service Provider or the Company shall give notice in writing within thirty (30) days before the expiration of the initial term or any one-month renewal thereof of its desire to terminate this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the provisions of Sections 2, 4, 6, and 8-23 shall survive the expiration or termination of this Agreement, and (ii) no expiration or termination of this Agreement, whether pursuant to this Section 2 or otherwise, will affect the Company’s duty to pay any fees accrued, or reimburse any cost or expense incurred, pursuant to the terms of this Agreement prior to the effective date of that termination.

3.       Services. The services to be provided by Service Provider to the Company hereunder shall consist of management, business, operational, financial, strategic, and advisory services related to a multi-company merger and Specialty Acquisition Corporation (SPAC) financing transaction as mutually agreed to by the parties from time to time during the Term (collectively, the “Management Services”).

4.       Compensation and Reimbursement for Services.

(a)       Fees for Management Services. As consideration payable to the Service Provider or any of its Affiliates for providing the Management Services to the Company, the Company shall pay to the Service Provider, within five (5) days of the last day of each month during the Term, a monthly fee in an amount of $65,000 US dollars (the “Management Fee”).

5.       Company Covenants. The Company shall:

(a)       cooperate with the Service Provider in all matters relating to the Management Services;

(b)       provide access to the Company’s premises as may reasonably be requested by the Service Provider for the purpose of performing the Management Services;

(c)       respond promptly to any Service Provider request to provide direction, information, approvals, authorizations or decisions that are reasonably necessary for the Service Provider to perform the Management Services;

(d)       provide, in a timely manner, such materials and information as the Service Provider may reasonably request in order to carry out the Management Services; and

(e)       obtain and maintain all necessary licenses and consents and comply with all applicable law in relation to the Management Services.

6.       Confidentiality.

(a)       Confidential Information. For purposes of this Agreement, “Confidential Information” means any information disclosed by either party to the other party, directly or indirectly, in writing, orally, or by inspection of tangible objects (including documents, prototypes, samples, plant, and equipment). Confidential Information may also include information disclosed to the disclosing party by third parties. Confidential Information will not, however, include any information that: (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party, as shown by the receiving party’s files and records; (iv) is obtained by the receiving party from a third party without a breach of the third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(b)       Non-use and Nondisclosure. Neither party shall use the other party’s Confidential Information for any purpose except to perform under, and comply with the terms of, this Agreement. Neither party shall disclose the other party’s Confidential Information to third parties or to such party’s employees, except to those employees of the receiving party who are required to have the information in order for the receiving party to perform under, or to comply with the terms of, this Agreement. A party may disclose the other party’s Confidential Information if required by law so long as the receiving party gives the disclosing party prompt written notice of the requirement prior to the disclosure and assistance in obtaining an order protecting the information from public disclosure.

(c)       Maintenance of Confidentiality. Each party shall take reasonable measures to protect the secrecy of, and avoid disclosure and unauthorized use of, the other party’s Confidential Information. Without limiting the foregoing, each party will take at least those measures that it takes to protect its own most highly confidential information and, prior to any disclosure of the other party’s Confidential Information to its employees, will have the employees sign a non-use and nondisclosure agreement that is substantially similar in content to this Agreement. Neither party will make any copies of the other party’s Confidential Information unless approved in writing by the other party. Each party will reproduce the other party’s proprietary rights notices on any approved copies. All documents and other tangible objects containing or representing Confidential Information and all copies of them will be and remain the property of the disclosing party.

7.       Disclaimer; Limitation of Liability.

(a)       Disclaimer. The Service Provider makes no representations or warranties, express or implied, in respect of the Management Services, or any Confidential Information provided by it to the Company. All Management Services and Confidential Information are provided “as is.”

(b)       Limitation of Liability. Neither the Service Provider nor any of its officers, directors, stockholders, owners, employees, agents, representatives or Affiliates (each a “Related Party” and, collectively, the “Related Parties”) shall be liable to the Company or any of its Affiliates for any loss, liability, damage or expense arising out of, or in connection with, the performance of any Management Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct of such person. In no event will the Service Provider or any of its Related Parties be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if Service Provider has been advised of the possibility of such damages. Under no circumstances will the liability of Service Provider and the Related Parties exceed, in the aggregate, the fees actually paid to Service Provider hereunder during the prior calendar quarter.

8.       Indemnification. The Company shall indemnify and hold harmless the Service Provider and each of its Related Parties (each, an “Indemnified Party”) from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, claimed by any third party or otherwise, relating to, or arising out of, the Management Services or other matters referred to in, or contemplated by, this Agreement; and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any such loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Section 8 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate or Related Party of the Service Provider, and shall be binding upon, and inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, the Service Provider, any such Affiliate and any such Related Party. The provisions of this Section 8 shall survive the termination of this Agreement.

9.       Remedies. The Company acknowledges that any breach or threatened breach of this Agreement would cause irreparable harm to the Service Provider, and in addition to any other remedies at law or in equity that the Service Provider may have, the Service Provider is entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

10.       Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto, or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other party, or to bind the other party to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties or responsibilities, if any, of the Service Provider or any of its Related Parties, including, without limitation, in any of their respective capacities as stockholders or directors of the Company.

11.       Permissible Activities. Nothing herein shall in any way preclude the Service Provider or its Affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company or any of its Affiliates.

12.       Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13.       Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any of the rights of the Company hereunder may be transferred, assigned or sublicensed by the Company without the prior written consent of the Service Provider. Any attempted transfer or assignment in violation of this Section 13 shall be void.

14.       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall, confer upon any other person any legal or equitable right, benefit, or remedy, of any nature whatsoever, under, or by reason of, this Agreement.

15.       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.       Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17.       Further Assurances. Each of the parties shall execute and deliver all further documents and do all further acts and things as may be reasonably required from time to time to give effect to this Agreement.

18.       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.       Applicable Law; Venue. This Agreement shall be governed by the laws of Washington State without reference to the conflict of laws provisions thereof. The parties hereto irrevocably consent to the exclusive jurisdiction and venue of any court within Washington State in connection with any matter based upon, or arising out of, this Agreement or the matters contemplated herein, waive any argument that venue in such forums is not convenient, and agree that process may be serviced upon them in any manner authorized by the laws of Washington State.

20.       Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of, or relating to, this Agreement or the transactions contemplated hereby.

21.       Attorneys’ Fees. In the event of any dispute, claim, or litigation, including any appeal, arising from, or related to, this Agreement or the matters referenced herein, the substantially prevailing party shall be entitled to reimbursement of all of its costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith.

22.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23.       No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the Effective Date.

SERVICE PROVIDER:

CEREVAST MEDICAL, INC.

By:	/s/ Bradford Zakes
Bradford Zakes, President & CEO

COMPANY:

LONGEVITY BIOMEDICAL, INC.

By:	/s/ Bradford Zakes
Bradford Zakes, President & CEO

COMPANY FUNDER:

FUTURETECH PARTNERS, LLC

By:	/s/ Yuquan Wang
Yuquan Wang, CEO